UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2014, Technical Consumer Products, Inc., Technical Consumer Products Canada, Inc. and Bowman Lamps, LLC, subsidiaries of TCP International Holdings Ltd., entered into a Fourth Amendment to their Revolving Credit and Security Agreement, originally dated December 11, 2009 (the “Fourth Amendment”). The Fourth Amendment, among other things:

•	amends the fixed charge ratio to exclude share-based compensation expense;

•	modifies the fixed charge ratio to exclude payments related to the Geo Foundation litigation for the periods ending September 30, 2014 and December 31, 2014;

•	increases permitted annual capital expenditures to $5,000,000; and

•	permits Technical Consumer Products, Inc. to enter into an intercompany loan agreement with TCP International Holdings Ltd. for global treasury purposes.

The description of the Fourth Amendment set forth above is qualified entirely by reference to the full text of the Fourth Amendment to the Revolving Credit and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT INDEX	DESCRIPTION

10.1
Amendment No. 4, dated September 30, 2014, to Revolving Credit and Security Agreement, dated December 11, 2009, as amended, among PNC Bank, National Association, Technical Consumer Products, Inc., Technical Consumer Products Canada, Inc. and Bowman Lamps, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.
By:	/s/ Brian Catlett
Brian Catlett Chief Financial Officer and Treasurer (Principle Financial Officer and Principal Accounting Officer)

Date: October 3, 2014

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION

10.1
Amendment No. 4, dated September 30, 2014, to Revolving Credit and Security Agreement, dated December 11, 2009, as amended, among PNC Bank, National Association, Technical Consumer Products, Inc., Technical Consumer Products Canada, Inc. and Bowman Lamps, LLC